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                                                                      Exhibit 10

                                              August 1, 1986

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Exhibit 10, Form N-1A
          Ariel Growth Fund


Ladies and Gentlemen:

     As Secretary of, and counsel to, Ariel Growth Fund (the "Trust"), it is my opinion, based upon an examination of the Trust's Declaration of Trust and By-Laws and such other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Registration Statement of the Trust will, when sold, be legally issued, fully paid and non-assessable.

     Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Registration Statement.

                                              Sincerely,



                                              /s/Catherine S. Bardsley
                                              ------------------------
                                              Catherine S. Bardsley,
                                              Secretary